UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022 (March 1, 2022)

ATLANTIC CAPITAL BANCSHARES, INC.

(SOUTHSTATE CORPORATION, AS SUCCESSOR BY MERGER TO ATLANTIC CAPITAL BANCSHARES, INC.)

(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 East Paces Ferry Rd. NE, Suite 1600

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 995-6050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ACBI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on March 1, 2022 (the “Closing Date”) of the previously announced merger between Atlantic Capital Bancshares, Inc., a Georgia corporation (“Atlantic Capital” or the “Company”) and SouthState Corporation, a South Carolina corporation (“SouthState”), pursuant to the Agreement and Plan of Merger, dated July 22, 2021 (the “Merger Agreement”), between Atlantic Capital and SouthState.

Pursuant to the Merger Agreement, (i) Atlantic Capital merged with and into SouthState, with SouthState continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, Atlantic Capital Bank, N.A., a wholly-owned subsidiary of Atlantic Capital, merged with and into SouthState Bank, National Association, a wholly-owned subsidiary of SouthState (“SouthState Bank”), with SouthState Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of Atlantic Capital (“Atlantic Capital Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Atlantic Capital or SouthState, was converted into the right to receive 0.3600 shares (the “Exchange Ratio”) of common stock, par value $2.50, of SouthState (“SouthState Common Stock”). Each holder of Atlantic Capital Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SouthState Common Stock instead received cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

At the Effective Time, each outstanding option to purchase shares of Atlantic Capital Common Stock (an “Atlantic Capital Option”), whether vested or unvested, was converted into an option to purchase shares of SouthState Common Stock (a “SouthState Option”), with the number of shares underlying such SouthState Option and the applicable exercise price adjusted based on the Exchange Ratio. At the Effective Time, each outstanding restricted stock award in respect of shares of Atlantic Capital Common Stock (an “Atlantic Capital Restricted Share”) was converted into a restricted stock award in respect of shares of SouthState Common Stock (a “SouthState Restricted Share”), with the number of SouthState Restricted Shares adjusted based on the Exchange Ratio. At the Effective Time, each outstanding performance share award in respect of shares of Atlantic Capital Common Stock (an “Atlantic Capital Performance Share Award”) was converted into a time-vesting restricted stock unit award in respect of shares of SouthState Common Stock (a “SouthState Stock-Based RSU”), with the number of shares underlying such SouthState Stock-Based RSU determined assuming performance goals are satisfied at the greater of target and actual levels of performance through the Effective Time and adjusted based on the Exchange Ratio. Following the Effective Time, SouthState Options, SouthState Restricted Shares and SouthState Stock-Based RSUs otherwise remain subject to the same terms and conditions as were applicable to the corresponding Atlantic Capital Options, Atlantic Capital Restricted Shares and Atlantic Capital Performance Share Awards immediately prior to the Effective Time, except that each SouthState Stock-Based RSU that was an Atlantic Capital Performance Share Award will be subject only to time-vesting.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 7.4 million shares of SouthState Common Stock. The Registration Statement on Form S-4 (File No. 333-259561) filed by SouthState with the Securities and Exchange Commission (the “Commission”) on September 15, 2021, as amended by Amendment No. 1 filed on October 14, 2021, which became effective on October 15, 2021 (the “Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the closing of the Merger, Atlantic Capital, SouthState and U.S. Bank Trust Company, National Association (the successor in interest to U.S. Bank National Association) (“U.S. Bank”), as trustee, entered into a First Supplemental Indenture (the “First Supplemental Indenture”) pursuant to which, among other things, SouthState assumed Atlantic Capital’s obligations under that certain Indenture, dated as of August 20, 2020, between Atlantic Capital and U.S. Bank, which established and provided for the issuance of Atlantic Capital’s 5.50% Fixed-to-Floating Rate Subordinated Notes due 2030.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Atlantic Capital requested that the Nasdaq Stock Market (“Nasdaq”) suspend trading of Atlantic Capital Common Stock on Nasdaq and remove Atlantic Capital Common Stock from listing on Nasdaq, in each case, prior to the opening of the market on March 1, 2022. Atlantic Capital also requested that Nasdaq file a notification of removal from listing of Atlantic Capital Common Stock on Form 25 with the Commission.

SouthState, as successor to Atlantic Capital, intends to file Form 15s with the Commission to request the deregistration of Atlantic Capital Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of Atlantic Capital’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01 and Item 5.02 are incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Atlantic Capital Common Stock immediately prior to the Effective Time ceased to have any rights as a shareholder of Atlantic Capital other than the right to receive the Merger Consideration (as defined in the Merger Agreement) pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Atlantic Capital’s directors and executive officers ceased serving in such capacities. As of the Effective Time, Shantella E. Cooper and Douglas J. Hertz, each a former director of Atlantic Capital, were appointed as directors of SouthState. Additionally, (i) Douglas L. Williams, the President and Chief Executive Officer of Atlantic Capital prior to the Effective Time, was appointed to serve as the President of the Atlanta Banking Group and Head of Corporate Banking of SouthState Bank and will serve on the Management Executive Committee of SouthState, (ii) Kurt Shreiner, the President, Corporate Financial Services Division of Atlantic Capital Bank prior to the Effective Time, was appointed to serve as the President of the Corporate Financial Services Division of SouthState Bank and (iii) Richard A. Oglesby, Jr., the President, Atlanta Division of Atlantic Capital Bank prior to the Effective Time, was appointed to serve as the President, Atlanta Division, of SouthState Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of Atlantic Capital ceased to be in effect by operation of law and the organizational documents of SouthState (as successor to Atlantic Capital by operation of law) remained the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, of SouthState, consistent with the terms of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 22, 2021, by and between SouthState Corporation and Atlantic Capital Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 26, 2021)

4.1	First Supplemental Indenture, dated as of March 1, 2022, by and among Atlantic Capital Bancshares, Inc., SouthState Corporation and U.S. Bank Trust Company, National Association (the successor in interest to U.S. Bank National Association), as trustee

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION, as successor by merger to Atlantic Capital Bancshares, Inc.

Dated: March 4, 2022	By:	/s/ William E. Matthews, V
	Name:	William E. Matthews, V
	Title:	Senior Executive Vice President and Chief Financial Officer